As filed with the Securities and Exchange Commission on August 30, 2002
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         KEWAUNEE SCIENTIFIC CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                                    38-0715562
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

         2700 West Front Street, Statesville, North Carolina 28677-2927
              (Address of Registrant's Principal Executive Offices)

                                -----------------
                       2000 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                D. MICHAEL PARKER

           SENIOR VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER,
                            TREASURER AND SECRETARY
         2700 West Front Street, Statesville, North Carolina 28677-2927
                     (Name and address of Agent for Service)

                                 (704) 873-7202
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             KEVIN J. MCCARTHY, ESQ.
                             Bell, Boyd & Lloyd LLC
                             70 West Madison Street
                             Chicago, Illinois 60602
                                 (312) 372-1121

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                               ------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed              Proposed
                                               Amount               Maximum               Maximum             Amount of
       Title of Each Class of                  to be            Offering Price          Aggregate           Registration
     Securities to be Registered             Registered            Per Unit           Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per share    81,400 Shares (1) (2)     $9.33              $759,462                 $70
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per share    18,600 Shares (1) (3)     $9.10(4)           $169,260(4)              $16
====================================================================================================================================

     (1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the respective plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

     (2) This amount reflects shares of Common Stock which are issuable pursuant to options granted at a weighted average exercise price of $9.55 per share under the 2000 Key Employee Stock Option Plan (the "Plan").

     (3) This amount reflects shares of Common Stock which are issuable under the Plan.

     (4) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on August 27, 2002.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The information called for in Item I of Form S-8 is currently included in the prospectus for the Plan and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

Item 2. Registrant Information and Employee Plan Annual Information.

     The Company will provide without charge to each person who has received a copy of any prospectus to which this Registration Statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to those documents, unless the exhibits are incorporated by reference into those documents. Written requests for copies should be directed to the Company's principal executive offices at 2700 West Front Street, Statesville, North Carolina 28677-2927, Attention: Secretary. Telephone requests for copies should be directed to the Secretary of the Company at (704) 873-7202.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     This registration statement on Form S-8 relates to the registration of shares of common stock of Kewaunee Scientific Corporation (the "Company"), $2.50 par value per share (the "Common Stock").

     The Company incorporates herein by reference the following documents heretofore filed by the Company with the SEC:

          (1) The Company's Annual Report on Form 10-K for the year ended April 30, 2002; and

          (2) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form 8-A, for the registration of the Common Stock under
     Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments thereto.

     In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, and before the filing of a post-effective amendment, indicating that all securities offered pursuant to this Registration Statement have been sold, or deregistering all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of those documents. Any statement contained in a document incorporated, or deemed to be incorporated by reference, in this Registration Statement shall be deemed to be modified, or superseded for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes that statement.

Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees, and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Restated Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Company has obtained directors and officers insurance covering its executive officers and directors.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

     Inapplicable

Item 8. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere herein and is hereby incorporated by reference.

Item 9. Undertakings

     1. The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesville, State of North Carolina, on August 28, 2002.

                                    KEWAUNEE SCIENTIFIC CORPORATION

                                    By:           /s/ William A. Shumaker
                                         ---------------------------------------
                                         William A. Shumaker
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on August 28, 2002.


              Signature                                        Title
       /s/ William A. Shumaker            President, Chief Executive Officer and Director
-----------------------------------                 (Principal Executive Officer)
         William A. Shumaker


        /s/ D. Michael Parker             Senior Vice President-Finance, Chief Financial
-----------------------------------              Officer, Treasurer and Secretary
          D. Michael Parker                (Principal Financial and Accounting Officer)


     /s/ Margaret Barr Bruemmer                              Director
-----------------------------------
       Margaret Barr Bruemmer

        /s/ Wiley N. Caldwell                                Director
-----------------------------------
          Wiley N. Caldwell

      /s/ John C. Campbell, Jr.                              Director
-----------------------------------
        John C. Campbell, Jr.


           /s/ Silas Keehn                                   Director
-----------------------------------
             Silas Keehn

       /s/ Eli Manchester, Jr.                               Director
-----------------------------------
         Eli Manchester, Jr.


         /s/ James T. Rhind                                  Director
-----------------------------------
           James T. Rhind

                         KEWAUNEE SCIENTIFIC CORPORATION

                                  Exhibit Index
                                  -------------

      Exhibit
      Number                   Description of Exhibit*
      -------                  -----------------------

        4.1      Restated Certificate of Incorporation of the Company
                    (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1985).

        4.2      By-Laws of the Company (as amended as of May 22, 2002)
                    (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002).

        5.1      Opinion of Bell, Boyd & Lloyd LLC (including consent).

        23.1     Consent of Bell, Boyd & Lloyd LLC (included in Exhibit 5.1).

        23.2     Consent of PricewaterhouseCoopers LLP with respect to the
                    audited financial statements of the Company.

___________

* In the case of incorporation by reference to documents filed by the Company under the Securities Exchange Act of 1934, as amended, the Company's file number under that Act is 0-5286.